UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 16, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     A copy of the Code of Business Conduct of the Registrant, as amended and restated effective as of September 16, 2010 (which we refer to as the Amended Code), is attached as Exhibit 14.1 to this Current Report and is incorporated by reference in this Item 5.05 in its entirety.
     The changes in the Amended Code were made primarily to reflect the merger of the Registrant and HLTH Corporation, its former parent company, which was completed in October 2009. Separate references to HLTH were removed, language that had been needed for the Code to apply to two public companies was revised, and information regarding contact persons was updated. In addition, changes were made in the Amended Code to clarify or update various provisions, as noted in the message to employees on the first page of the Amended Code. None of the changes reflected in the Amended Code constituted or effected a waiver of application of any provision of the Code to the Registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description

14.1	Code of Business Conduct of the Registrant, amended effective as of September 16, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: September 17, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

14.1	Code of Business Conduct of the Registrant, amended effective as of September 16, 2010